Exhibit 99.1

EMPLOYMENT AGREEMENT

between

3M COMPANY

and

GEORGE W. BUCKLEY

i

v

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) dated December 6, 2005 (the “Agreement Date”) is between 3M Company, a corporation incorporated under the laws of Delaware, with its corporate headquarters in St. Paul, Minnesota (the “Company”), and George W. Buckley (“Executive”).

WHEREAS, the Company desires to employ Executive to serve as its President, Chief Executive Officer and Chairman of its Board, upon the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the Company and Executive hereby agree as follows:

ARTICLE I.
DEFINITIONS

The terms set forth below have the following meanings (such meanings to be applicable to both the singular and plural forms, except where otherwise expressly indicated):

1.1           “Accrued Annual Bonus” means the amount of any Annual Bonus earned but not yet paid with respect to the Fiscal Year ended prior to the Date of Termination.

1.2           “Accrued Base Salary” means the amount of Executive’s Base Salary which is accrued but not yet paid as of the Date of Termination.

1.3           “Actual Company Pension Benefits” means a single life annuity amount commencing at age 60 (or if later, the Executive’s Date of Termination) and payable in monthly installments to Executive for his life which is the Actuarial Equivalent of the amounts that the Executive has actually received, or is entitled to receive, from the Company’s Pension Plans.

1.4           “Actual Prior Employer Pension Benefits” means a single life annuity amount commencing at age 60 (or if later, the Executive’s Date of Termination) and payable in monthly installments to Executive for his life which is the Actuarial Equivalent of the amounts that the Executive has actually received, or is entitled to receive, from the Prior Employer’s Pension Plans.

1.5           “Actuarial Equivalent” of any amount shall be determined in accordance with generally accepted actuarial principles using an interest rate equal to the annual rate of interest on 30-year Treasury Securities for the month prior to the first payment to Executive as specified by the Commissioner of the Internal Revenue Service and mortality determined under Section 417(e)(3)(A)(ii)(I) of the Code or if such interest rate and mortality assumptions are no longer published, interest rate and mortality assumptions determined in a manner as similar as practicable to the manner by which such interest rate and mortality assumptions were determined immediately prior to the cessation of publication of such assumptions.

1.6           “Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, Company. For the purposes of this definition, the term “control” when used with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

1.7           “Agreement” — see the recitals to this Agreement.

1.8           “Agreement Date” —  means the date specified in the recitals to this Agreement.

1.9           “Anniversary Date” —  means any anniversary of the Commencement Date.

1.10         “Annual Bonus” — see Section 4.2(a).

1.11         “Annualized Total Compensation” means, as of any date, the sum of Executive’s Base Salary as of such date and the Target Annual Bonus applicable to the year that includes such date.

1.12         “Base Salary” — see Section 4.1.

1.13         “Beneficiary” — see Section 10.5.

1.14         “Board” means the Company’s Board of Directors.

1.15         “Cause” means any of the following:

(a)           Executive’s commission of:

(i)            a felony, or

(ii)                                  a misdemeanor excluding a petty misdemeanor (as defined in Minnesota or a comparable misdemeanor under the laws of another state) involving fraud, dishonesty or moral turpitude, other than Limited Vicarious Liability or a routine traffic violation, provided, however, that notwithstanding the foregoing, if Executive shall not both (1) be indicted or otherwise charged with the above described felony or misdemeanor within 12 months following Executive’s Termination for Cause (an “Indictment”) and (2)  be convicted of, or plead guilty or nolo contendere to such crime or another crime described above based on the same operative facts (collectively a “Crime”) (a “Conviction”), such termination shall be a Termination Without Cause as of the Date of the Termination.  In the event that the Executive has been terminated ostensibly for Cause as described in the preceding sentence, the vesting of unvested Options  (and the exercise period for vested Options) and the vesting of unvested Initial RSUs, unvested Make-Whole Restricted Stock Units, unvested Initial

Performance Units and unvested Subsequent Performance Units (collectively, for this purpose, the unvested Initial RSUs, unvested Make-Whole Restricted Stock Units, unvested Initial Performance Units and unvested Subsequent Performance Units are referred to as the “Unit Awards”) shall be suspended until either (X) the lapse of such 12-month period without Indictment or (Y) if there is a timely Indictment, the end of the criminal proceeding relating to such Indictment.  If there is both a timely Indictment and a Conviction, then such suspended unvested Options and unvested Unit Awards shall be forfeited.  If such termination becomes a Termination Without Cause, above, Options shall vest and be exercisable in accordance with Sections 5.3(c) and 5.4 and unvested Unit Awards shall vest in accordance with Sections 5.3(d), 5.6(b), 5.7 and 5.8(a), and either (i) all Options shall remain exercisable until two years after the date on which (X) or (Y) above shall occur,  regardless of whether such two year period extends beyond the Option Term or (ii) the Company shall provide Executive with the economic equivalent in a lump sum in cash of that described in clause (i).  In addition, if such termination becomes a Termination Without Cause, the Company shall pay to Executive the compensation and benefits (or value thereof) in accordance with Section 8.3, together with interest thereon (as determined under Section 8.5(a)) from the Date of Termination to the date of payment.

(b)           Executive’s material breach of this Agreement, provided that such breach is not cured within 10 days after delivery to Executive of a notice from the Board requesting cure,

(c)           the willful or intentional material misconduct by Executive in the performance of his duties under this Agreement,

(d)           the willful or intentional failure by Executive to materially comply (to the best of his ability) with a specific, written direction of the Board that is consistent with normal business practice and not inconsistent with this Agreement and Executive’s responsibilities hereunder, provided that a failure shall be considered willful if Executive fails to cure to the best of Executive’s ability any such failure to materially comply with such written direction of the Board within 10 days after delivery to Executive of a notice from the Board specifying any such failure; and further provided that any such failure shall not be deemed willful or intentional if based on Executive’s good faith belief, as expressed by written notice to the Board given within 10 days after such failure, that the implementation of such direction of the Board would be unlawful or unethical and such notice is accompanied by the opinion of nationally recognized corporate counsel that such implementation would be unlawful or unethical,

(e)           the Executive’s material violation of the Company’s conflict of interest policy,

(f)            the Executive’s material violation of any Company policy that would be grounds for immediate dismissal of any Company senior executive, or

(g)           a judgment, determination or order of any court, administrative agency or other tribunal that has the effect of prohibiting the Executive from performing his job duties or holding his job titles specified under this Agreement.

For purposes of the preceding sentence, “Limited Vicarious Liability” shall mean any liability which is (i) based on acts of the Company for which Executive is responsible solely as a result of his office(s) with the Company and (ii) provided that (x) he was not directly involved in such acts and either had no prior knowledge of such intended actions or promptly acted reasonably and in good faith to attempt to prevent the acts causing such liability or (y) he did not have a reasonable basis to believe that a law was being violated by such acts.

For purposes of clause (b) and (c) above, Cause shall not include any one or more of the following:

(i)            bad judgment,

(ii)           negligence,

(iii)          any act or omission that Executive believed in good faith to have been in or not opposed to the interest of the Company (without intent of Executive to gain therefrom, directly or indirectly, a profit to which he was not legally entitled), or

(iv)          any act or omission of which any member of the Board who is not a party to such act or omission has had actual knowledge for at least six months.

1.16         “Change of Control” means any of the following events:

(a)           any person (as such term is used in Rule 13d-5 under the Exchange Act) or group (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act), other than a Subsidiary or any employee benefit plan (or any related trust) of Company or a Subsidiary, becomes the beneficial owner of 20% or more of the Common Shares or of securities of Company that are entitled to vote generally in the election of directors of Company (“Voting Securities”) representing 20% or more of the combined voting power of all Voting Securities of Company;

(b)           individuals who, as of the Agreement Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least 50% of the members of the Board; provided that any individual who becomes a director after the Agreement Date whose election or nomination for election by Company’s shareholders was approved by a majority of the members of the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened “election contest” relating to the election of the directors of Company (as such terms are used in Rule 14a-11 under the Exchange Act), “tender offer” (as such term is used in Section 14(d) of the Exchange Act) or a proposed Merger (as defined below which if consummated would be a Change of Control)) shall be deemed to be members of the Incumbent Board;

(c)           consummation by the Company of either of the following:

(i)            a merger, reorganization, consolidation or similar transaction (any of the foregoing, a “Merger”) as a result of which the individuals and entities who were the respective beneficial owners of Common Shares and Voting Securities of Company immediately before such Merger are not expected to beneficially own, immediately after such Merger, directly or indirectly, more than 50% of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportions as immediately before such Merger, or

(ii)           a plan or agreement for the sale or other disposition of all or substantially all of the assets of Company, other than such a sale or disposition to an entity which is, directly or indirectly more than 50% owned by the Company or an entity of which the individuals and entities who were the respective beneficial owners of Common Shares and Voting Securities of Company immediately before such sale or other disposition beneficially owned immediately after such sale or other disposition directly or indirectly more than 50% of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation to which such sale or other disposition was made; or

(d)           approval by the stockholders of the Company of a plan of liquidation of the Company.

Notwithstanding the foregoing, there shall not be a Change of Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change of Control.

1.17         “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.18         “Commencement Date” means December 6, 2005.

1.19         “Committee” means the Compensation Committee of the Board.

1.20         “Common Shares” means the common shares, par value $0.01 per share, of Company.

1.21         “Company” — see the recitals to this Agreement.

1.22         “Competitor” — see Section 9.1(b).

1.23         “Confidential Information” — see Section 9.1(d).

1.24         “Date of Termination” means the effective date of a Termination of Employment for any reason, including death or Disability, whether by the Company or by Executive.

1.25         “Disability” means a mental or physical condition which, in the good faith opinion of the Board, renders Executive, with reasonable accommodation, unable or incompetent to carry out the material job responsibilities which Executive held or the material duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three months and which in the opinion of a physician mutually agreed upon by Company and Executive (provided that neither party shall unreasonably withhold such agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six months.

1.26         “Employment Period” — see Section 3.1.

1.27         “Exchange Act” means the United States Securities Exchange Act of 1934.

1.28         “Executive” — see the recitals to this Agreement.

1.29         “Expiration Date” — see Section 3.1.

1.30         “Expiration Notice” — see Section 3.1.

1.31         “Fair Market Value” of a Common Share means, as of any date, the average of the high and low prices of such security on such date reported on the New York Stock Exchange Composite Transactions, rounded upwards to the nearest $0.05, or if not so reported for the specified date, the immediately preceding date for which the average is reported.

1.32         “Fiscal Year” means the calendar year period ending each December 31.

1.33         “Good Reason” means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

(a)           any material breach of the Agreement by the Company, including:

(i)            the material failure of the Company to comply with the provisions of Articles II, III, IV, V, VI or VII of this Agreement;

(ii)           any material adverse change in the status, responsibilities or perquisites of Executive;

(iii)          any failure to nominate and elect Executive as Chief Executive Officer of the Company and as Chairman of the Company’s Board;

(iv)          causing or requiring Executive to report to anyone other than the Board;

(v)           assignment of duties materially inconsistent with his positions and duties described in this Agreement; or

(vi)          the Company giving an Expiration Notice pursuant to Section 3.1;

provided, however, that no act or omission described in this Subsection 1.33(a) shall constitute Good Reason unless Executive gives Company written notice of such act or omission 30 days prior to the Date of Termination set forth by Executive in such notice and the Company fails to cure, to the best of its ability (and for such purpose the “Company” shall include the Board and the Company’s shareholders and an act of a majority or super majority of either such body shall not in itself be regarded as acting to the best of such body’s ability), such act or omission within the 30-day period (except that Executive shall not be required to provide such notice in case of intentional acts or omissions by the Company),

(b)           the failure of the Company to assign this Agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the Agreement,

(c)           the requiring of Executive to be principally based at any office or location more than 30 miles from the current corporate offices of the Company in St. Paul, Minnesota, or

(d)           upon and following a Change of Control, (i) the failure of the Company to nominate and elect Executive as the Chief Executive Officer and Chairman of the Board of the Company with reporting responsibility to the Board in the case of a Change of Control under Section 1.16(a) or 1.16(b), and (ii) the failure of the top-tier parent entity, be it the Company or an other entity, to nominate and elect the Executive as the most senior executive officer reporting to the board of directors and as the chairman of such board of directors of such top-tier parent entity (A) be it the Company or other entity in the case of a Change of Control under Section 1.16(c)(i) or (B) be it the acquiring entity in the case of a Change of Control under Section 1.16(c)(ii).

1.34         “including” means including without limitation.

1.35         “Incumbent Directors” — see Section 1.16(b).

1.36         “Initial Option” — see Section 5.1.

1.37         “Initial Performance Units” — see Section 5.5.

1.38         “Limited Vicarious Liability” — see Section 1.15.

1.39         “Make Whole Grant” — see Section 5.8.

1.40         “Maximum Annual Bonus” — see Section 4.2(b).

1.41         “Maximum Annual Goals” — see Section 4.2(b).

1.42         “Merger” — see Section 1.16(c).

1.43         “Notice of Consideration” — see Section 8.1(b).

1.44         “Option” means an option to purchase Common Shares.

1.45         “Option Term” — see Section 5.3(b).

1.46         “Other Accrued Benefit” means any right to benefits or payments not expressly provided herein under the terms of the governing policy or program which has irrevocably accrued as of the Date of Termination.

1.47         “Pension Plan” means a defined benefit plan which is either a qualified retirement plan under Code Section 401(a) or a nonqualified retirement plan or arrangement.

1.48         “Person” means any individual, sole proprietorship, limited liability company, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government instrumentality, division, agency, body or department.

1.49         “Prior Employer” means Brunswick Corporation.

1.50         “Pro Rata Annual Bonus” means an amount payable in cash equal to the product of (a) the amount of the Annual Bonus to which Executive would have been entitled if he had been employed by the Company on the last day of the Fiscal Year that includes the Date of Termination, multiplied by (b) a fraction of which the numerator is the number of days which have elapsed in such Fiscal Year through the Date of Termination and the denominator is 365.

1.51         “Severance Multiple” means, if Executive receives a Severance Payment under Section 8.3, the number by which Executive’s Annualized Total Compensation is multiplied under Section 8.3(c).

1.52         “Severance Payment” means the payment of a multiple of Executive’s Annualized Total Compensation pursuant to Section 8.3(c).

1.53         “Severance Period” means the number of years equal to the Severance Multiple.

1.54         “Stock Ownership Program” — see Section 5.1.

1.55         “Subsequent Options” — see Section 5.2.

1.56         “Subsequent Performance Units” — see Section 5.7.

1.57         “Subsidiary” means, with respect to any Person, (a) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, and (b) any partnership in which such Person has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

1.58         “Supplemental Retirement Benefit” — see Section 7.1.

1.59         “Target Annual Bonus” — see Section 4.2(b).

1.60         “Target Annual Goals” — see Section 4.2(b).

1.61         “Taxes” means the incremental United States federal, state and local income, excise, employment and other taxes (including interest and penalties) payable by Executive with respect to any applicable item of income.

1.62         “Tax Gross-Up Payment” means an amount payable to Executive such that after payment of Taxes on such amount there remains a balance sufficient to pay the Taxes being reimbursed.  The preceding sentence to the contrary notwithstanding, if the sum of the effective marginal rates of Taxes applicable to any Tax Gross-Up Payment would exceed 80% prior to the application of the preceding sentence, the amount of the Tax Gross-Up Payment shall be determined by applying a rate of Taxes equal to 80% for purposes of computing the Tax Gross-Up Payment.

1.63         “Termination For Good Reason” means a Termination of Employment by Executive for a Good Reason, whether during or after the Employment Period.

1.64         “Termination of Employment” means a termination by the Company or by Executive of Executive’s employment by the Company.

1.65         “Termination Without Cause” means a Termination of Employment by Company for any reason other than Cause or Executive’s death or Disability, whether during or after the Employment Period.

1.66         “2006 Option” — see Section 5.2.

1.67         “Voting Securities” — see Section 1.16(a).

1.68         “Withholding Taxes” means any federal, state, provincial, local or foreign withholding taxes and other deductions required to be paid in accordance with applicable law by reason of compensation received pursuant to this Agreement.

1.69         “Year of Service” shall mean the 12-month period beginning on the Commencement Date and each 12-month period beginning on each Anniversary Date thereafter in which Executive remains continuously employed by the Company.

ARTICLE II.
DUTIES

2.1           Duties.  The Company shall employ Executive during the Employment Period as its President and Chief Executive Officer.  Executive shall also be nominated for election as a director of the Company at the earliest opportunity, and upon such election the Board shall elect Executive to serve as its Chairman effective December 6, 2005.  During the Employment Period, excluding any periods of disability, vacation, or sick leave to which Executive is entitled, Executive shall perform the duties properly assigned to him hereunder, shall devote substantially all of his business time, attention and effort to the affairs of the Company and shall use his reasonable best efforts to promote the interests of the Company.

2.2           Other Activities.  Executive may serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions, or manage personal investments, provided that such activities do not individually or in the aggregate materially interfere with the performance of Executive’s duties under this Agreement.

ARTICLE III.
EMPLOYMENT PERIOD

3.1           Employment Period.  Subject to the termination provisions hereinafter provided, the term of Executive’s employment under this Agreement (the “Employment Period”) shall begin on the Commencement Date and end on the Anniversary Date which is three years after such date.  Notwithstanding the preceding sentence, commencing on the first Anniversary Date the Employment Period shall be extended each day by one day to create a new two year term until, at any time at or after the first Anniversary Date, the Company or the Executive delivers a written notice (an “Expiration Notice”) to the other party that the Agreement shall expire on a date specified in the Expiration Notice (the “Expiration Date”) that is not less than 24 months after the date the Expiration Notice is delivered by one party to the other party; provided, however, that notwithstanding the foregoing, the Employment Period shall not be extended except by written agreement of the parties beyond the date on which Executive attains age sixty-five (65).  The employment of Executive by the Company shall not be terminated other than in accordance with Article VIII.

ARTICLE IV.
COMPENSATION

4.1           Salary.  The Company shall pay Executive in accordance with the normal payroll practices of the Company (but not less frequently than monthly) an annual salary at a rate of $1,600,000 per year (“Base Salary”) beginning on the Commencement Date.  During the Employment Period, the Base Salary shall be reviewed at least annually and may be increased from time to time as shall be determined by the Committee, after consultation with Executive.  Any increase in Base Salary shall not limit or reduce any other obligation of the Company to Executive under this Agreement.  Base Salary shall not be reduced at any time without the express written consent of Executive.

4.2           Annual Bonus.

(a)           The Company shall pay to Executive an annual bonus (“Annual Bonus”) for each Fiscal Year which begins during the Employment Period.  Executive shall be eligible for an Annual Bonus ranging from zero to the Maximum Annual Bonus.  Except as noted below, the Annual Bonus shall be paid and otherwise subject to the terms of the Company’s Executive Profit Sharing Plan, as may be amended, and any successor to such plan.

(b)           If Executive achieves his target performance goals (the “Target Annual Goals”), as determined by the Committee on an annual basis after consulting with Executive, such Annual Bonus shall be designed to realize a target amount (the “Target Annual Bonus”) of not less than the greater of (i) $2,600,000 and (ii) 150% of Base Salary.  If Executive achieves his maximum performance goals (the “Maximum Annual Goals”) as determined by the Committee on an annual basis after consulting with Executive, such Annual Bonus shall be designed to not exceed 150% (or such greater amount as may be determined by the Board in its sole discretion) of the Target Annual Bonus (the “Maximum Annual Bonus”).  Such performance goals shall be set by the Committee within 90 days after the first day of the applicable Fiscal Year.  The actual amount of any Annual Bonus may fluctuate with the Company’s performance.

(c)           The Company shall pay the Annual Bonus in a payment of cash, Common Shares (including restricted shares), or a combination thereof determined by the Committee at such times and in such manner as is consistent with the treatment of other senior executives of the Company and with the provisions of the Company’s Executive Profit Sharing Plan or its successor plan.

(d)           Notwithstanding the above provisions of this Section 4.2, the minimum Annual Bonus for the 2006 Fiscal Year shall be $2,600,000, and shall be paid in cash.

ARTICLE V.
STOCK GRANTS AND PERFORMANCE UNITS GRANTS

5.1           Initial Grants.  On the Commencement Date, the Company shall grant to Executive, an Option to purchase 250,000 Common Shares (the “Initial Option”), subject to the terms of the Company’s 2005 Management Stock Ownership Program (“Stock Ownership Program”) and 50,000 Restricted Stock Units (the “Initial RSUs”).  The Initial RSUs shall accumulate dividend equivalents as provided for under the Stock Ownership Program and be reinvested in additional restricted stock units that shall vest and be paid on the same basis as the Initial RSUs.

5.2           Subsequent Option Grants.  On such date in 2006 that the Committee grants options to other senior executives of the Company, the Committee shall grant Executive an Option (“2006 Option”) to purchase such number of Common Shares as shall result in the 2006 Option having a Black-Scholes value of $6,000,000 as of the date of grant, subject to the terms and conditions of the Stock Ownership Program.  The Committee shall in its discretion consider Executive for possible future annual or other grants of Options (“Subsequent Options”) for Fiscal Year 2007 and each Fiscal Year thereafter during the Employment Period, as determined by the Committee in its discretion based on Executive’s performance and consistent with the treatment of other senior executives of the Company.  Such Subsequent Options shall be subject to the terms of the Stock Ownership Program or applicable successor program.

5.3           Terms and Conditions of Options and Initial RSUs.

(a)           The exercise price of each Initial Option and 2006 Option, respectively, shall be the Fair Market Value of a Common Share as of the Commencement Date (in the case of the Initial Option) and as of the date of grant (in the case of the 2006 Option).

(b)           Each Initial Option and 2006 Option (i) shall have a term (the “Option Term”) equal to 10 years commencing on its grant date, and (ii) shall not be transferable by Executive during his lifetime, except as permitted by the Stock Ownership Program.

(c)           The Initial Option shall become exercisable in increments of 20% on each of the first five Anniversary Dates, if Executive remains continuously employed by the Company from the Commencement Date to each such applicable Anniversary Date; provided that such Option shall become exercisable in full before such applicable Anniversary Dates, immediately upon a Termination of Employment by reason of the death or Disability of Executive, a Termination Without Cause, a Termination for Good Reason, or a Change of Control.  The 2006 Option shall become exercisable at the time or times specified by the Committee at the date of grant in accordance with the terms and conditions of the Stock Ownership Program and consistent with the treatment of other senior executives of the Company.

(d)           The Initial RSU’s shall become vested in increments of 20% on each of the first five Anniversary Dates, if Executive remains continuously employed by the Company from the Commencement Date to each such Anniversary Date; provided that such Initial RSUs will become fully vested before such applicable Anniversary Dates, immediately upon a Termination of Employment by reason of the death or Disability of Executive, a Termination Without Cause, a Termination for Good Reason, or a Change of Control.  The Company shall deliver to the Executive within 15 days after his Date of Termination a number of Common Shares equal to the number of Initial RSUs (including dividends thereon) that are vested as of the Executive’s Date of Termination.

(e)           Each Initial Option and 2006 Option may be exercised after a Termination of Employment, to the extent exercisable as of the Date of Termination (whether by reason of the proviso to the preceding sentence or otherwise), as follows:

(i)            in the event of a Termination of Employment by reason of death or Disability of Executive, until two years after the Date of Termination,

(ii)           in the event of a Termination Without Cause or a Termination for Good Reason, until two years after the Date of Termination,

(iii)          in the event of a Termination for Cause, such Option shall expire on the Date of Termination, and

(iv)          in the event of a Termination of Employment by Executive without Good Reason (other than as a result of death or Disability), until 90 days after the Date of Termination,

provided, however, that in no event shall any Option be exercisable after the expiration of the applicable Option Term, except as otherwise provided in this Agreement.

(f)            Each Subsequent Option (other than the 2006 Option) shall be exercisable at times and on terms and conditions established by the Committee in the grant of such Subsequent Option under the Stock Ownership Program or applicable successor program, except as otherwise provided in this Agreement.

5.4           Manner of Exercise of Options.  An Option or any part thereof shall be exercised by Executive or, if after his death, a Beneficiary, by a written notice to Company stating the number of Common Shares with respect to which the Option is being exercised and payment of the exercise price of the Option and any Withholding Taxes in connection with such exercise in accordance with the Stock Ownership Program or applicable successor program.  Company shall deliver the purchased Common Shares promptly after its receipt of notice of exercise and payment.

5.5           Initial Performance Units.  The Company shall grant to Executive with respect to each of the performance periods commencing January 1, 2004 and ending December 31, 2006, commencing January 1, 2005 and ending December 31, 2007 and commencing January 1, 2006 and ending December 31, 2008, sixteen thousand six hundred sixty-seven (16,667) performance units (respectively, the “2004 Initial Performance Units” “2005 Initial Performance Units” and the “2006 Initial Performance Units” and collectively the “Initial Performance Units”), subject to the terms of the Company’s Performance Unit Plan.  The Initial Performance Units shall have a payment value per unit at target equal to $120 per unit, a stretch equal to $240 and a maximum of $360 per unit.  The unit value actually paid shall depend upon the degree to which performance goals are achieved over the performance period so that such units could have a value ranging from $0 to $360 per Unit.  The Initial Performance Units shall be subject to the provisions of Section 5.6 hereof and the terms and provisions of the Company’s Performance Units Plan.

5.6           Terms and Conditions of Initial Performance Units.

(a)           Except as provided in (b) below, the Initial Performance Units shall be subject in all respects to the terms and conditions of the Company’s Performance Unit Plan, as amended from time to time.

(b)           The Executive shall vest:  in the 2006 Initial Performance Units at the end of the applicable performance period (December 31, 2008) if Executive remains continuously employed by the Company from the Commencement Date to the end of such performance period; in the 2005 Initial Performance Units at the end of the applicable performance period (December 31, 2007) if Executive remains continuously employed by the Company from the Commencement Date to the end of such performance period; in the 2004 Initial Performance Units at the end of the applicable performance period (December 31, 2006) if Executive remains continuously employed by the Company from the Commencement Date to the end of such performance period; provided, however, Executive shall immediately become vested in the Initial Performance Units in the event of Executive’s Termination of Employment by reason of death or Disability, a Termination Without Cause, a Termination for Good Reason, or a Change of Control prior to the end of the applicable performance periods.  In the event of such accelerated vesting:  the value of the 2006 Initial Performance Units shall be an amount equal to the number of 2006 Initial Performance Units, valued at target, multiplied by a fraction, the numerator of which is the number of days which have elapsed commencing January 1, 2006 and ending on the Date of Termination or Change of Control and the denominator of which is the total number of days from January 1, 2006 through December 31, 2008; the value of the 2005 Initial Performance Units shall be an amount equal to the number of 2005 Initial Performance Units, valued at target, multiplied by a fraction, the numerator of which is the number of days which have elapsed commencing January 1, 2006 and ending on the Date of Termination or Change of Control and the denominator of which is the total number of days from January 1, 2005 through December 31, 2007; the value of the 2004 Initial Performance Units shall be an amount equal to the number of 2004 Initial Performance Units, valued at target, multiplied by a fraction, the numerator of which is the number of days which have elapsed commencing January 1, 2006 and ending on the Date of Termination or Change of Control and the denominator of which is the total number of days from January 1, 2004 through December 31, 2006.

(c)           Notwithstanding any provisions herein to the contrary:  if the Executive remains continuously employed by the Company through December 31, 2006, the Executive shall receive one-third of the value of the 2004 Initial Performance Units; and if the Executive remains continuously employed by the Company through December 31, 2007, the Executive shall receive two-thirds of the value of the 2005 Initial performance Units.

5.7           Subsequent Performance Units.  The Committee shall in its discretion consider Executive for possible future annual or other grants of performance units (“Subsequent Performance Units”) during the Employment Period, as determined by the Committee in its discretion based upon Executive’s performance and consistent with the treatment of other senior executives of the Company.  Such Subsequent Performance Units shall be subject to the terms of the Performance Unit Plan, as may be amended, or applicable successor plan.

5.8           Make Whole Restricted Stock Units.

(a)           On the Commencement Date, the Company shall grant to Executive 157,808 Restricted Stock Units (“Make Whole Restricted Stock Units”).  The Make Whole Restricted Stock Units grant shall become vested as follows:  25,000 units shall vest on December 31, 2006 if Executive remains continuously employed by the Company from the Commencement Date to such date; and the remaining 132,808 units shall vest on the fifth Anniversary Date if Executive remains continuously employed by the Company from the Commencement Date to such fifth Anniversary Date; provided, however, that Executive shall become immediately vested in all of the Make Whole Restricted Stock Units in the event of (i) a Termination Without Cause or a Termination for Good Reason, (ii) the Company at any time delivers to Executive an Expiration Notice, (iii) Executive’s Termination of Employment by reason of death or Disability or (iv) a Change of Control.  Executive shall be paid in cash an amount equal to the dividends payable in respect of the Make Whole Restricted Stock Units (whether or not vested) as and when dividends are paid on Common Shares generally.  If Executive has a Termination of Employment (other than by reason of death or Disability and other than a Termination Without Cause and a Termination for Good Reason) prior to vesting in all of the Make Whole Restricted Stock Units, the shares of Make Whole Restricted Stock Units which are not vested as of the Date of Termination shall be forfeited (and the payment of dividends in respect of such shares shall cease) unless the Committee in its sole discretion determines to vest all or any portion of the unvested shares.

(b)           The purpose of the grant of Make Whole Restricted Stock Units to the Executive is to compensate Executive for restricted shares or restricted stock units of his Prior Employer that he may forfeit upon his termination of employment with the Prior Employer.  The Executive represents that, to the best of his knowledge on the Agreement Date, upon his termination of employment with the Prior Employer, he will forfeit 297,695.17 shares of restricted stock and restricted stock units.  The Executive covenants to use his reasonable bests efforts to cause the Prior Employer to not forfeit such shares and units.  Executive agrees to provide the Company with such evidence as the Company may reasonably request to establish the exact number of shares or units that the Executive actually forfeits on account of his termination.  If the Executive forfeits fewer than 297,695.17 shares and units, he shall forfeit a number of Make Whole Restricted Stock Units equal to the quotient of (a) the number of restricted shares and units that Executive does not forfeit, times $42.09, divided by (b) $79.40.  The forfeited Make Whole Restricted Stock Units shall reduce the 132,808 units described above.

(c)           The Company shall deliver to the Executive within 15 days after his Date of Termination a number of Common Shares equal to the number of Make Whole Restricted Stock Units that are vested as of the Executive’s Date of Termination.

5.9           Make Whole Bonus.

(a)           The Executive, as of the Agreement Date, participates in his Prior Employer’s annual bonus plan and strategic incentive plan (“SIP”).  The Executive represents that, to the best of his knowledge on the Agreement Date, he will forfeit bonuses totaling $4,117,500 under the annual bonus plan and under the SIP (such forfeited bonuses are collectively referred to herein as the (“Forfeited Bonuses”)) on account of his termination of employment with his Prior Employer.

(b)           The Company shall pay the Executive a cash lump sum payment of $4,117,500 (“Make-Whole Bonus”) on or before March 15, 2006 to compensate him for the Forfeited Bonuses that he may forfeit on his termination of employment with his Prior Employer.

(c)           The Executive agrees that if the Company pays him any amount under this Section 5.9, the Executive shall repay such amount to the Company upon Termination of Employment (plus interest at the prime rate (as published by the Wall Street Journal prevailing from time to time), or if less the maximum interest rate permitted by law from the date of payment to the date of repayment) if Executive has a Termination of Employment prior to the second Anniversary Date for any reason other than death, Disability of Executive, a Termination Without Cause or a Termination for Good Reason; provided, Executive’s repayment obligation hereunder shall lapse upon a Change of Control.  The Executive agrees to pay promptly to the Company any consideration received by the Executive (after receipt of the full Make-Whole Bonus) from the Prior Employer for the Forfeited Bonuses.

ARTICLE VI.
OTHER BENEFITS

6.1           Incentive, Savings and Retirement Plans.  In addition to Base Salary and an Annual Bonus, Executive shall be entitled to participate during the Employment Period in all incentive, savings and retirement plans, practices, policies and programs that are from time to time applicable to other senior executives of the Company in accordance with their terms as in effect from time to time.

6.2           Welfare Benefits.  During the Employment Period, Executive and/or his family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other senior executives of the Company in accordance with their terms as in effect from time to time.

6.3           Fringe Benefits.  During the Employment Period, Executive shall be entitled to fringe benefits applicable to other senior executives of the Company. Without limiting the foregoing, for personal security and safety, during the Employment Period, the Company shall provide Executive and his spouse with the use of the Company airplane, private jet service or first class commercial airline tickets for travel in connection with Company business.  To the extent not heretofore determined, the Company will seek to qualify Executive for the IRS Security Rule that applies to an employee that is part of an overall security program.  This will include conducting a security study by an independent security consultant for Executive and his immediate family and taking the necessary steps to implement the recommendations of the study at the expense of the Company.  For reasons of security and safety, Executive and his family members may use Company aircraft, subject to reasonable availability, for personal travel; provided, that such use will result in imputed income to Executive (which will not be grossed-up), determined in accordance with Internal Revenue Service rules and regulations.

6.4           Vacation.  During the Employment Period, Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other senior executives of the Company, but in no event shall such vacation time be less than four weeks per calendar year.

6.5           Expenses.  During the Employment Period, Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by Executive upon the receipt by the Company of an accounting in accordance with practices, policies and procedures applicable to other senior executives of the Company.

6.6           Office; Support Staff.  During the Employment Period, Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, appropriate to his position and duties under this Agreement.

6.7           Tax Gross-Up Payment.  If it shall be determined that any payment to Executive pursuant to this Agreement or any other payment or benefit from the Company, any Affiliate, or any other person would be subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law, then Executive shall receive a Tax Gross-Up Payment with respect to all such excise taxes and similar taxes.

6.8           Relocation Expenses.  The Company shall pay Executive’s reasonable expenses related to the relocation of his primary residence to the Minneapolis-St. Paul, Minnesota area, in accordance with Company’s relocation policy applicable to senior executives, including expenses of periodic travel between Executive’s current primary residence and Minneapolis-St. Paul and reasonable temporary living expenses for the Executive and his family for a period not to exceed one year from the Commencement Date.  The relocation payments shall also include provision for the Company to purchase Executive’s current principal residence as provided below.  If any payment of relocation expenses (other than payments with respect to the purchase of Executive’s principal residence) is subject to Taxes, the Company shall pay Executive a Tax Gross-Up Payment with respect to such Taxes.  From the Commencement Date through December 31, 2006, the Company shall have no obligation to purchase Executive’s current principal residence.  Commencing not later than September 1, 2006, the Executive shall take such steps as are practicable to sell such residence at then-prevailing value.  In the event Executive does not sell his current principal residence on or prior to December 31, 2006, as soon as practicable after such date the Company shall purchase, or cause Executive’s current principal residence to be purchased, at the then-prevailing value as determined by an appraiser mutually agreed upon by the Company and the Executive for this purpose.  The purchase shall be on such terms and conditions as are generally contained in transactions of such nature.

6.9           Life Insurance Premiums.  During the Employment Period, the Company shall pay the Executive $95,000 per year for premiums on life insurance policies owned by the Executive.

6.10         Automobiles.  During the Employment Period, the Company shall provide the Executive (a) with an automobile and driver for use in the Minneapolis-St. Paul area; and (b) with a luxury automobile as requested by the Executive and the Company shall pay for the insurance, maintenance, gasoline and other operating expenses related to such automobile.

6.11         Security.  During the Employment Period, the Company will, at its own expense, provide Executive with appropriate security at his personal residence or residences.

ARTICLE VII.
SUPPLEMENTAL RETIREMENT BENEFIT

7.1           Supplemental Retirement Benefit.  Executive shall be entitled to the following supplemental retirement benefit (the “Supplemental Retirement Benefit”) in accordance with the terms of this Article VII:

(a)           The Executive’s Supplemental Retirement Benefit shall equal (i) minus (ii), where:

(i)            is an amount payable in the form of a single life annuity commencing at age 60 (or if later, the Executive’s Date of Termination) and payable in monthly installments to Executive for his life equal to one-twelfth (1/12th) multiplied by a benefit percentage of 40% of the Executive’s highest average annual compensation, where “highest average annual compensation” is the annual average of the sum of Executive’s Base Salary and Annual Bonus paid, or earned for a prior Fiscal Year and not yet paid, for the three consecutive calendar years out of the last 10 calendar years preceding Termination of Employment during which such average is the highest; provided, however, that such average shall not be less than the sum of Executive’s Base Salary in effect on the Commencement Date plus his minimum Annual Bonus for the 2006 Fiscal Year.  If the Executive has a Termination of Employment after age 60, the Executive’s benefit percentage of 40% under the preceding sentence shall be increased from 40% by two percentage points (2%) for each full period from the first anniversary of his date of birth following attainment of age 60 to each next succeeding such anniversary that he remains continuously employed by the Company after reaching age 60 and up to and including reaching age 65 (accruing a maximum benefit percentage of 50%); and

(ii)           is the sum of the Actual Prior Employer Pension Benefits, Actual Company Pension Benefits, and benefits paid or payable to Executive under any other employer’s Pension Plan with respect to service prior to the Commencement Date.

If the remainder is zero or less, no amount shall be payable by Company hereunder.

(b)           Notwithstanding the provisions of Section 7.1(a) to the contrary, if Executive has a Termination of Employment for death or Disability prior to age 60, Executive’s Supplemental Retirement Benefit shall be determined under Section 7.1(a) except (i) the amount described in Section 7(a)(i) shall be an amount payable in the form of a single life annuity commencing at age 65 (but for such Termination of Employment) (ii) the percentage described in Section 7.1(a)(i) shall equal 50%, (iii) the amounts described in Section 7.1(a)(ii) shall be those amounts commencing at age 65 (but for such Termination of Employment) and (iv) the Supplemental Retirement Benefit described in Section 7.1(a) (as modified by this Section 7.1(b)) shall be multiplied by a fraction (not to exceed 1.0), the numerator of which is the number of Executive’s whole and partial Years of Service as of the Date of Termination and the denominator of which is 6.

7.2           Payment.  Any benefits payable under this Article VII that are fully vested under Section 7.3 shall be paid as of the Date of Termination in a lump sum equal to the Actuarial Equivalent present value of an annuity described in Subsection 7.1(a) (including any modifications under Section 7.1(b).)  In the event of a Termination of Employment by reason of Executive’s death, the amount of any such lump sum payment shall be paid to the Executive’s Beneficiary.  The benefit may also be paid in the form of a commercially available annuity or life insurance contract that is mutually agreeable to the parties.

7.3           Vesting.  Executive shall become fully vested in the benefits under this Article VII on the fifth Anniversary Date provided the Executive remains continuously employed by the Company from the Commencement Date to such fifth Anniversary Date, except that in the event of Executive’s Termination of Employment by reason of death or Disability, a Termination Without Cause, or a Termination for Good Reason, Executive shall immediately be fully vested as to such benefits.  If Executive shall have a Termination of Employment for any other reason prior to completion of five Years of Service, Executive shall forfeit and shall not receive any portion of the Supplemental Retirement Benefit.

7.4           Other Retirement Benefits.  Executive shall participate in, and be entitled to benefits under, any other retirement plans of the Company which are not qualified under Section 401(a) of the Code, to the extent provided in such plan or arrangement.

ARTICLE VIII.
TERMINATION BENEFITS

8.1           Termination for Cause or Other Than for Good Reason, etc.

(a)           If the Company terminates Executive’s employment for Cause or Executive terminates his employment other than for Good Reason, death or Disability, the Company shall pay to Executive immediately after the Date of Termination an amount equal to the sum of Executive’s Accrued Base Salary, Accrued Annual Bonus and Other Accrued Benefits and Executive shall not be entitled to receive any Severance Payment.

(b)           The Company may not terminate Executive’s employment for Cause unless:

(i)            no fewer than 30 days prior to the Date of Termination, the Company provides Executive with written notice (the “Notice of Consideration”) of its intent to consider termination of Executive’s employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration;

(ii)           after providing Notice of Consideration, the Board may, by the affirmative vote of a majority of its members (excluding for this purpose Executive if he is a member of the Board, any other management member of the Board and any other member of the Board reasonably believed by the Board to be involved in the events leading to the Notice of Consideration), suspend Executive with pay until a final determination pursuant to this Section 8.1 has been made; provided, that if following any such suspension, the requisite two-thirds vote under Subparagraph (iv) is not obtained, Executive’s employment shall, on the date of such presentation to the Board under Subparagraph (iii), be deemed to have terminated as a Termination for Good Reason unless Executive shall consent in writing to the contrary.

(iii)          on a date designated in the Notice of Consideration, which date shall be at least 30 days following the date the Notice of Consideration is provided, Executive shall have the opportunity to appear before the Board, with or without legal representation, at Executive’s election, to present arguments and evidence on his own behalf; and

(iv)          following the presentation to the Board as provided in Subparagraph (iii) above or Executive’s failure to appear before the Board at the date and time specified in the Notice of Consideration, Executive may be terminated for Cause only if the Board, by the two-thirds vote of its members (excluding Executive if he is a member of the Board, any other management member of the Board and any other member of the Board reasonably believed by the Board to be involved in the events leading the Board to consider terminating Executive for Cause), determines that the actions or inactions of Executive specified in the Notice of Termination occurred, that such actions or inactions constitute Cause, and that Executive’s employment should accordingly be terminated for Cause.

8.2           Termination for Death or Disability.  If, before the end of the Employment Period, Executive’s employment terminates due to his death or Disability, the Company shall pay to Executive or his Beneficiaries, as the case may be, (a) immediately after the Date of Termination an amount which is equal to the sum of Executive’s Accrued Base Salary, Accrued Annual Bonus and Other Accrued Benefits and (b) at such time as annual bonuses are paid to other senior executives for the year in which the Executive’s employment terminates, a lump sum cash amount which is equal to the Executive’s Pro Rata Annual Bonus.

8.3           Termination Without Cause or for Good Reason.  In the event of a Termination Without Cause or a Termination for Good Reason (whether during or after the Employment Period), Executive shall receive the following:

(a)           immediately after the Date of Termination, a lump sum cash amount in immediately available funds equal to the sum of Executive’s Accrued Base Salary, Accrued Annual Bonus, and Other Accrued Benefits;

(b)           at such time as annual bonuses are paid to other senior executives for the year in which Executive’s employment terminates, a lump sum cash amount in immediately available funds equal to the Executive’s Pro Rata Annual Bonus;

(c)           an amount equal to two (2) times Executive’s Annualized Total Compensation payable in 24 equal monthly installments commencing on the fifteenth day of the calendar month after the Date of Termination; provided that if the Executive has a Termination without Cause or a Termination for Good Reason on or after a Change of Control, the foregoing amount shall be paid immediately after the Date of Termination in a lump sum cash amount in immediately available funds;

(d)           the benefits (or, if such benefits are not available, the value thereof) specified in Section 6.2 to which Executive is entitled as of the Date of Termination for the Severance Period, provided that such benefits shall be reduced by any similar benefits provided by a subsequent employer; provided further that (i) with respect to any benefit to be provided on an insured basis, such value shall be the present value of the premiums expected to be paid for such coverage, and with respect to other benefits, such value shall be the present value of the expected net cost to Company of providing such benefits and (ii) from and after the Date of Termination, Executive shall not become entitled to any additional awards under Section 6.1 or any plans, practices, policies or programs of the Company; and

(e)           immediately after the Date of Termination, a lump sum amount in immediately available funds of any amount then payable to Executive pursuant to Sections 5.9, 6.7 and 6.8.

8.4           Other Termination Benefits or Remedies.  The amounts payable hereunder are in lieu of any other termination or severance payments or benefits entitlement of Executive, including under any other programs of the Company, any Subsidiary or their Affiliates.  The amounts payable hereunder shall reduce and be in full satisfaction of any statutory entitlement (including notice of termination, termination pay and severance pay) of Executive upon a Termination of Employment, and shall constitute Executive’s exclusive remedy for any damages relating to a Termination of Employment for any reason.

8.5           Payment of Compensation.  Notwithstanding anything in this Agreement or elsewhere to the contrary:

(a)           If payment or provision of any amount or other benefit that is “deferred compensation” subject to Section 409A of the Code at the time otherwise specified in this Agreement or elsewhere would subject such amount or benefit to additional tax pursuant to Section 409A(a)(1)(B) of the Code, and if payment or provision thereof at a later date would avoid any such additional tax, then the payment or provision thereof shall be postponed to the earliest date on which such amount or benefit can be paid or provided without incurring any such additional tax.  In the event this Section 8.5 requires a deferral of any payment, such payment shall be accumulated and paid in a single lump sum on such earliest date together with interest for the period of delay, compounded annually, equal to the prime rate (as published in The Wall Street Journal), and in effect as of the date the payment should otherwise have been provided.

(b)           If any payment or benefit permitted or required under this Agreement, or otherwise, is reasonably determined by either party to be subject for any reason to a material risk of additional tax pursuant to Section 409A(a)(1)(B) of the Code, then the parties shall promptly agree in good faith on appropriate provisions to avoid such risk without materially changing the economic value of this Agreement to either party.

8.6           General Release.  As a condition precedent to receiving any payment or benefit pursuant to Sections 7.2, 8.2(b) or 8.3(b) through (e) above, the Executive (or in the event of Executive’s death, the executor of his estate) shall first execute, and deliver to Company not later than sixty (60) days after the Date of Termination (or in the event of Executive’s death, not later than one hundred eighty (180) days after the Date of Termination), and not timely revoke, a Release in substantially the form attached as Attachment A to this Agreement.

ARTICLE IX.
RESTRICTIVE COVENANTS

9.1           Non-Solicitation of Employees; Confidentiality; Non-Competition.

(a)           Executive covenants and agrees that, during the Employment Period and during the two-year period immediately following any Termination of Employment, Executive will not:

(i)            directly or indirectly employ or seek to employ any person employed at that time by Company or any of its Subsidiaries or otherwise encourage or entice any such person to leave such employment;

(ii)           become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined in Section 9.1(b));

(iii)          acquire an ownership interest in a Competitor, other than not more than a 2% equity interest in a publicly-traded Competitor; or

(iv)          solicit any customers or vendors of Company or its Subsidiaries on behalf of or for the benefit of a Competitor.

(b)           For purposes of this Section, “Competitor” means any Person which sells goods or services in the geographic area described below, which goods or services are the same or similar to (or may be used as a substitute therefore) those sold by a business that (i) is being conducted by Company or any Subsidiary in the geographic area at the time in question and (ii) was being conducted by Company or any Subsidiary in the geographic area on the date of Executive’s Termination of Employment.

(c)           Executive covenants and agrees that at no time during the Employment Period nor at any time following any Termination of Employment will Executive communicate, furnish, divulge or disclose in any manner to any Person any Confidential Information (as defined in Section 9.1(d)) without the prior express written consent of the Company.  After a Termination of Employment, Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge such Confidential Information to anyone other than the Company and those designated by it.

(d)           For purposes of this Section, “Confidential Information” shall mean financial information about the Company, contract terms with vendors and suppliers, customer and supplier lists and data, trade secrets and such other competitively-sensitive information to which Executive has access as a result of his positions with the Company, except that Confidential Information shall not include any information which was or becomes generally available to the public (i) other than as a result of a wrongful disclosure by Executive, (ii) as a result of disclosure by Executive during the Employment Period which he reasonably and in good faith believes is required by the performance of his duties under this Agreement, or (iii) any information compelled to be disclosed by applicable law or administrative regulation; provided that Executive, to the extent not prohibited from doing so by applicable law or administrative regulation, shall give Company written notice of the information to be so disclosed pursuant to clause (iii) of this sentence as far in advance of its disclosure as is practicable.

9.2           Injunction.  Executive acknowledges that monetary damages will not be an adequate remedy for Company in the event of a breach of this Article IX, and that it would be impossible for Company to measure damages in the event of such a breach.  Therefore, Executive agrees that, in addition to other rights that Company may have, Company is entitled to an injunction preventing Executive from any breach of this Article IX.

9.3           Return of Consideration.

(a)           If at any time the Executive willfully and materially breaches any of the covenants in Section 9.1 and fails to cure as provided below then:  (1) the Executive shall repay to the Company all amounts received under Section 8.3(c) (if any); (2) the Executive shall forfeit any unexercised stock options under any Designated Plan (defined below); (3) the Executive shall forfeit and repay to the Company the Supplemental Retirement Benefit; (4) the Executive shall forfeit any restricted stock, restricted stock units or other equity award made under any Designated Plan and outstanding on the date of breach; and (5) the Executive shall forfeit and repay to the Company any gain realized by the Executive within the 12 months prior to such breach from any equity compensation award under any Designated Plan (including but not limited to the exercise of any stock option, the delivery of shares for restricted stock units  or the sale of any formerly restricted stock within such period regardless of whether the equity award was made within such period).  A breach of the covenants of Section 9.1 shall not be deemed willful if the Executive cures such breach to the extent curable within 10 days after Executive receives written notice of such breach from the Company and shall be deemed willful if the Executive fails to cure such breach to the extent curable within 10 days after Executive receives written notice of such breach from the Company.  A breach shall not be deemed to be material unless it is reasonably expected to materially damage the Company.  Any amount forfeited or to be repaid pursuant to this Section 9.3 shall be paid by the Executive to the Company, upon written notice from the Company, within 10 days of such notice, with interest at the prime rate (as published in The Wall Street Journal) prevailing from time to time plus two (2) percentage points; or, if less, then the maximum interest rate permitted by law.

(b)           Such gain shall be determined on a gross basis, without reduction for any taxes incurred, as of the date of the realization event, and without regard to any subsequent change in the fair market value of a share of Common Shares.  The Company shall have the right to offset such gain against any amount otherwise owed to the Executive by the Company (whether as wages, vacation pay, or pursuant to any benefit plan or other compensatory arrangement).

(c)           For purposes of this Section 9.3 a “Designated Plan” is each annual bonus and incentive plan, stock option, restricted stock, or other equity compensation or long term incentive compensation plan, deferred compensation plan, or supplemental retirement plan of the Company under which Executive has received any benefit.

(d)           The provisions of this Section 9.3 shall apply to awards described in subsection (a) earned or made on or after the Agreement Date.

ARTICLE X.
MISCELLANEOUS

10.1         Public Announcement.  The Company shall give Executive a reasonable opportunity to review and comment on any public announcement (including any filing with a governmental agency or stock exchange) relating to this Agreement or Executive’s employment by the Company.

10.2         Approvals.  The Company represents and warrants to Executive it has taken all corporate action necessary to authorize this Agreement.

10.3         No Mitigation.  In no event shall Executive be obligated to seek other employment or take any other action to mitigate the amounts payable to Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned as result of Executive’s employment by another employer, except that any continued welfare benefits provided for by Section 6.2 and 8.3 shall not duplicate any benefits that are provided to Executive and his family by such other employer and shall be secondary to any coverage provided by such other employer to the extent permitted by law.

10.4         Reimbursement of Fees.

(a)           The Company shall pay Executive’s reasonable legal and other professional fees incurred in connection with the completion of this Agreement not to exceed $125,000 plus a Tax Gross-Up Payment.

(b)           If Executive and the Company have a dispute regarding Executive’s entitlement to compensation and benefits under this Agreement, and if Executive shall prevail in such dispute, the Company shall reimburse Executive’s reasonable legal fees and other expenses incurred in such effort.

10.5         Beneficiary.  If Executive dies prior to receiving all of the amounts payable to him in accordance with the terms and conditions of this Agreement, such amounts shall be paid to the beneficiary (“Beneficiary”) designated by Executive in writing to Company during his lifetime, or if no such Beneficiary is designated, to Executive’s estate.  Such payments shall be made in a lump sum to the extent so payable and, to the extent not payable in a lump sum, in accordance with the terms of this Agreement.  Executive, without the consent of any prior Beneficiary, may change his designation of Beneficiary or Beneficiaries at any time or from time to time by a submitting to Company a new designation in writing.  Notwithstanding the preceding provisions of this Section 10.5, with respect to the Stock Ownership Program, the

Company’s Executive Profit Sharing Plan or Performance Unit Plan, the term “Beneficiary” shall have the meanings set forth therein.

10.6         Retiree Benefits.  If the Executive remains continuously employed by the Company from the Commencement Date to the date of attainment of age 62 and thereafter has a Termination of Employment for any reason other than Cause, the Executive shall, except to the extent inconsistent with the provisions of, or the benefits provided under, this Agreement, be deemed retiree eligible for purposes of all of the Company’s equity and employee benefit plans, programs and practices as such plans, programs and practices may be amended from time to time.

10.7         Representations.

(a)           The Executive represents and warrants to the Company (a) that his employment and performing services in accordance with the Agreement do not violate any agreement or policy to which he is a party or subject and (b) that following any Termination of Employment he will assist the Company on matters that occurred prior to his Termination of Employment as reasonably requested by the Company and will not, nor will he cause or assist any other person to, make any statement to a third party or take any action which is intended to or would reasonably have the effect of disparaging or harming the Company or the business reputation of Company’s directors, employees, officers and managers; provided, however that this provision shall not preclude the truthful disclosure or testimony as may be required before any tribunal or administrative agency, or under any applicable law, regulations or rules or by any listing requirements of any securities exchange on which any securities of the Company are listed.

(b)           The Company represents and warrants to Executive that it will not, nor will it cause or assist any other person to, make any statement to a third party or take any action which is intended to or would reasonably have the effect of disparaging or harming the Executive or his business reputation; provided however that this provision shall not preclude the truthful disclosure or testimony as may be required before any tribunal or administrative agency, or under any applicable law, regulations or rules or by any listing requirements of any securities exchange on which any securities of the Company are listed.

10.8         Assignment; Successors.  Company may not assign its rights and obligations under this Agreement without the prior written consent of Executive except to a successor of Company’s business.  This Agreement shall be binding upon and inure to the benefit of Executive, his estate and Beneficiaries, the Company and the successors and permitted assigns of the Company.

10.9         Nonalienation.  Except as is otherwise expressly provided herein, benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

10.10       Severability.  If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid.  Any provision so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such provision to the fullest extent possible while remaining lawful and valid.

10.11       Amendment; Waiver.  This Agreement shall not be amended or modified except by written instrument executed by the parties.  A waiver of any term, covenant or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant or condition, and any waiver of any default in any such term, covenant or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant or condition.

10.12       Notices.  All notices hereunder shall be in writing and delivered by hand, by nationally-recognized delivery service that guarantees overnight delivery, or by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Company, to:	3M Company
3M Center
St. Paul, MN 55144-1000
Attention: General Counsel

With copy to:	Roger C. Siske
Sonnenschein Nath & Rosenthal LLP
7800 Sears Tower
Chicago, IL 60606

If to Executive, to:	George W. Buckley

At the most recent home address on file with the Company

With copy to:	Robert J. Stucker
Vedder Price Kaufman & Kammholz, P.C.
222 North La Salle Street
Chicago, Illinois 60601-1003

Either party may from time to time designate a new address by notice given in accordance with this Section.  Notice shall be effective when actually received by the addressee.

10.13       Forfeiture and Repayment.  If applicable law, including but not limited to Sarbanes-Oxley, requires Executive to forfeit any compensation or benefits or to repay to the Company any compensation or benefits previously paid to him by the Company, the Executive agrees that notwithstanding anything in this Agreement to the contrary he will forfeit and repay such amounts as required by such law.

10.14       Currency.  All monetary amounts stated in this Agreement are expressed in, and shall be payable in, United States dollars.

10.15       Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

10.16       Entire Agreement.  This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement and shall supersede all prior agreements, promises and representations regarding employment, compensation, severance or other payments contingent upon termination of employment, whether in writing or otherwise.

10.17       Applicable Law.  This Agreement shall be interpreted and construed in accordance with the laws of the State of Delaware, without regard to its choice of law principles.

10.18       Survival of Rights and Obligations.  All of Executive’s rights and the Company’s obligations hereunder, including Executive’s rights to compensation and benefits (including under Articles VII and VIII hereof), Executive’s obligations under Article IX and Executive’s and the Company’s obligations under Section 10.7 hereof, shall survive the termination of Executive’s employment and/or the termination of this Agreement.

10.19       Indemnification.  Executive shall be indemnified by the Company against liability as an officer and director of the Company and any Subsidiary or Affiliate of the Company to the maximum extent permitted by applicable law.  The Executive’s rights under this Section 10.19 shall continue so long as Executive may be subject to such liability, whether or not this Agreement may have terminated prior thereto.

10.20       Inconsistency.  In the event of any inconsistency between this Agreement and any other agreement, plan, program or practice of the Company, this Agreement shall control.

IN WITNESS WHEREOF, the parties have executed this Agreement on the dates written below.

3M COMPANY

By:	/s/ Robert S. Morrison
Its:	Director
Date:	December 6, 2005

EXECUTIVE

/s/ George W. Buckley
George W. Buckley

Date:	December 6, 2005

ATTACHMENT A
WAIVER AND RELEASE

This Waiver and Release (“Release”) is granted by George W. Buckley (the “Executive”) in favor of 3M Company (the “Company”).  The Executive acknowledges that he has entered into this Release voluntarily, and that it is intended to be a legally binding commitment by him.

In consideration for and contingent upon the Executive’s right to receive certain compensation and benefits described in the Employment Agreement and specified in Exhibit 1 attached hereto and made a part hereof, between the parties hereto dated December 6, 2005 (the “Employment Agreement”) the Executive hereby agrees as follows:

(a)           General Waiver and Release.  Except as provided in Paragraph (e) below, Executive, on his own behalf and on behalf of any person acting through or under the Executive hereby release, waive and forever discharge the Company, its past subsidiaries and its past and present affiliates, and their respective successors and assigns, and their respective present or past officers, trustees, directors, shareholders, executives and agents of each of them, from any and all claims, demands, actions, liabilities and other claims for relief and remuneration whatsoever (including without limitation attorneys’ fees and expenses), whether known or unknown, absolute, contingent or otherwise, that arose in the Executive’s favor at any time up to and including the date of his execution of this Release, and that arise out of or relate to the Executive’s employment with the Company, or the cessation and termination of such employment (each, a “Claim”), including (without limitation) any such Claim that arises under the Employment Agreement or under any other written or oral agreement between the Company and the Executive, or that relates to any change in the Executive’s employment status or in his benefits or compensation, or that arises from any tortious injury, breach of contract, wrongful discharge (including any Claim for constructive discharge), infliction of emotional distress, slander, libel or defamation of character, or that arises under Title VII of the Civil Rights Act of 1964 (as amended by the Civil Rights Act of 1991), the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the Older Workers Benefits Protection Act, the Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, as amended, or any other federal, state or local statute, law, ordinance, regulation, rule or executive order, or that constitutes a tort or contract claim.  Executive agrees that if any action is brought in his name before any court or administrative body, Executive will not accept any payment of monies in connection therewith.

(b)           Miscellaneous.  The Executive acknowledges that the Employment Agreement specifies payment from the Company to himself, the total of which meets or exceeds any and all funds due him from the Company in the absence of his executing this Release, and that he will not seek to obtain any additional funds from the Company with the exception of nonreimbursed business expenses.  (For avoidance of doubt, this Release does not preclude the Executive from seeking workers compensation, unemployment compensation, or benefit payments from Company’s insurance carriers that could be due him.)

(c)           Non-Competition, Non-Solicitation and Confidential Information.  Executive warrants that he has, and will continue to comply fully with Section 9.1 of the Employment Agreement.

(d)           THE COMPANY AND THE EXECUTIVE AGREE THAT THE BENEFITS DESCRIBED IN THE EMPLOYMENT AGREEMENT AS SUBJECT TO EXECUTIVE’S (OR HIS ESTATE’S) COMPLIANCE WITH SECTION 8.6 THEREOF ARE CONTINGENT UPON THE EXECUTIVE SIGNING THIS RELEASE.  THE EXECUTIVE FURTHER UNDERSTANDS AND AGREES THAT IN SIGNING THIS RELEASE, EXECUTIVE IS RELEASING POTENTIAL LEGAL CLAIMS AGAINST THE COMPANY.  THE EXECUTIVE UNDERSTANDS AND AGREES THAT IF HE DECIDES NOT TO SIGN THIS RELEASE, OR IF HE REVOKES THIS RELEASE, THAT HE WILL IMMEDIATELY REFUND TO THE COMPANY ANY AND ALL SEVERANCE PAYMENTS AND OTHER BENEFITS HE MAY HAVE ALREADY RECEIVED.

(e)           The waiver and release contained in Sections (a) and (b) above does not apply to:

(i)            The compensation and benefits owing to Executive in connection with the termination of his employment under the Employment Agreement, referenced in the recital to this Release,

(ii)           Any Claim under any employee benefit plan in accordance with the terms of the applicable employee benefit plan,

(iii)          Any Claim under or based on a breach of this Release,

(iv)          Rights or Claims that may arise under the Age Discrimination in Employment Act after the date that Executive signs this Release,

(v)           Any right to indemnification by the Company or to coverage under directors and officers liability insurance that the Executive is otherwise entitled in accordance with the Company’s articles or bylaws or other agreement between the Executive and the Company.

(f)            EXECUTIVE ACKNOWLEDGES THAT HE HAS READ AND IS VOLUNTARILY SIGNING THIS RELEASE.  EXECUTIVE ALSO ACKNOWLEDGES THAT HE IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY, HE HAS BEEN GIVEN AT LEAST 21 DAYS TO CONSIDER THIS RELEASE BEFORE THE DEADLINE FOR SIGNING IT, AND HE UNDERSTANDS THAT HE MAY REVOKE THE RELEASE WITHIN SEVEN (7) DAYS AFTER SIGNING IT.  IF NOT REVOKED WITHIN SUCH PERIOD, THIS RELEASE WILL BECOME EFFECTIVE ON THE EIGHTH (8) DAY AFTER IT IS SIGNED BY EXECUTIVE.

BY SIGNING BELOW, BOTH THE COMPANY AND EXECUTIVE AGREE THAT THEY UNDERSTAND AND ACCEPT EACH PART OF THIS RELEASE.

EXECUTIVE	DATE

3M COMPANY

By:
DATE

EXHIBIT 1

The Executive remains entitled to the following compensation and benefits under the Employment Agreement: